                                                                      EXHIBIT 15

                               POWER OF ATTORNEY

The undersigned directors and officers of Farmers New World Life Insurance Company, a Washington corporation, hereby constitute and appoint C. Paul Patsis, James I. Randolph, Ryan R. Larson, and M. Douglas Close, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to the variable annuity contracts to be issued through the Farmers Annuity Separate Account A: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.


NAME                                              TITLE                          DATE
----                                              -----                          -----
/s/ Jerry C. Carnahan                             Director                       July 17, 2002
---------------------------
Jerry C. Carnahan


/s/ Martin D. Feinstein                           Director                       July 17, 2002
---------------------------
Martin D. Feinstein


/s/ Paul N. Hopkins                               Director                       July 17, 2002
---------------------------
Paul N. Hopkins


/s/ Michael W. Keller                             Vice President and Director    July 17, 2002
---------------------------
Michael W. Keller


/s/ Ryan R. Larson                                Vice President, Actuary and    July 17, 2002
---------------------------                       Director
Ryan R. Larson

                                                                      EXHIBIT 15

/s/ C. Paul Patsis                                Chairman of the Board,         July 17, 2002
---------------------------                       President and Chief
C. Paul Patsis                                    Executive Officer

/s/ James I. Randolph                             Vice President, Director and   July 17, 2002
---------------------------                       Assistant Secretary
James I. Randolph

/s/ Gary R. Severson                              Director                       July 17, 2002
---------------------------
Gary R. Severson

/s/ Richard M. Shriver                            Director                       July 17, 2002
---------------------------
Richard M. Shriver


/s/ John F. Sullivan, Jr.                         Director                       July 17, 2002
---------------------------
John F. Sullivan, Jr.